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                                                                   EXHIBIT 23(A)

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Timken Company Savings and Stock Investment Plan for Torrington Non-Bargaining Associates of our report dated January 29, 2002, with respect to the consolidated financial statements and schedule of The Timken Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP



Canton, Ohio
March 10, 2003